                      Advanced Lighting Technologies, Inc.
  Exhibit 12 -- Statement Re: Computation Of Ratio Of Earnings To Fixed Charges
                        and Preferred Stock Dividends:

                                                              (In Thousands)

                                                             Nine Months Ended
                                       Pro Forma                 March 31,             Pro Forma
                                     Nine Months Ended     ----------------------     Year Ended
                                       March 31, 1998       1998           1997      June 30, 1997
                                           --------       --------       --------     --------
Consolidated pretax income (loss) from
  continuing operations .............       (22,837)      $(21,214)      $  7,359      $ 10,703
Interest ............................         6,485          1,649            749         8,620
Increase in value of warrants .......          --             --             --            --
Interest portion of rent expense ....           474            474            393           492
Preferred stock dividend
 requirements of majority-owned
 subsidiaries .......................          --             --             --            --
                                           --------       --------       --------      --------
     Earnings .......................      $(15,878)      $(19,091)      $  8,501      $ 19,815
                                           ========       ========       ========      ========

Interest ............................         6,485       $  1,649       $    749      $  8,620
Increase in value of warrants .......          --             --             --            --
Interest capitalized ................           680            680            206           455
Interest portion of rent expense ....           474            474            393           492
Preferred stock dividend
 requirements of majority-owned
 subsidiaries .......................          --             --             --            --
                                           --------       --------       --------      --------
     Fixed charges ..................      $  7,639       $  2,803       $  1,348         9,567
                                           ========       ========       ========      ========

Ratio of earnings to fixed charges ..          --             --              6.3           2.1
                                           ========       ========       ========      ========


                                                                Year Ended June 30,
                                         -------------------------------------------------------------
                                          1997          1996          1995         1994          1993
                                       --------      --------      --------      --------      --------
Consolidated pretax income (loss) from
  continuing operations ............      $10,425      $ 3,632      $ 3,354      $ 1,277      $(6,334)
Interest ...........................        1,513        1,548        2,107        2,113          901
Increase in value of warrants ......         --          1,350        2,302         --            961
Interest portion of rent expense ...          492          297          204          193          159
Preferred stock dividend
 requirements of majority-owned
 subsidiaries ......................         --           --             62          180          171
                                          -------      -------      -------      -------      -------
     Earnings ......................      $12,430      $ 6,827      $ 8,029      $ 3,763      $(4,142)
                                          =======      =======      =======      =======      =======

Interest ...........................      $ 1,513      $ 1,548      $ 2,107      $ 2,113      $   901
Increase in value of warrants ......         --          1,350        2,302         --            961
Interest capitalized ...............          455           98            9            9           12
Interest portion of rent expense ...          492          297          204          193          159
Preferred stock dividend
 requirements of majority-owned
 subsidiaries ......................         --           --             62          180          171
                                          -------      -------      -------      -------      -------
     Fixed charges .................      $ 2,460      $ 3,293      $ 4,684      $ 2,495      $ 2,204
                                          =======      =======      =======      =======      =======

Ratio of earnings to fixed charges .          5.1          2.1          1.7          1.5         --
                                          =======      =======      =======      =======      =======




For purposes of calculating the unaudited ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and amortization of debt issuance costs, whether expensed or capitalized, and that portion of rental expense that is representative of interest. In the nine months ended March 31, 1998, earnings were inadequate to cover fixed charge requirements by $21,894. In fiscal 1993, earnings were inadequate to cover fixed charge requirements by $6,346. After giving effect to the transactions described under "Unaudited Pro Forma Financial Data," earnings for the nine months ended March 31, 1998, would be inadequate to cover fixed charge requirements by $23,517.